SUB-ITEM 77Q1 EXHIBITS

(a) By-Laws Amendments - The following preambles and resolutions were adopted unanimously by the Philadlephia Fund's board of directors.

04/15/09
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WHEREAS, Section 55 of the By-Laws of the Philadelphia Fund provides that the
By-Laws, except Section 18 thereof, may be amended by a majority vote of the Philadelphia Fund Board;

NOW, THEREFORE, BE IT

RESOLVED, that the Philadelphia Fund Board hereby unanimously authorizes the By-Laws to be amended, as set forth below:

The board of directors, from time to time, by resolution, may direct that written notice shall be sent to all stockholders for which the following stockholder identification information is lacking:

If the stockholder is a U.S. citizen or a corporation, partnership, trust, or other entity established and organized in the United States-a taxpayer identification number.

If the stockholder is not a U.S. citizen or a corporation, partnership, trust, or other entity established and organized in the United States-

   (1) a taxpayer identification number
   (2) a passport number and country of issuance
   (3) an alien identification card number
   (4) a government-issued document evidencing the nationality or residence of the stockholder and bearing a photograph of the stockholder.

Such notice shall state that, as of a date not less than thirty (30) days from the date of such notice, all of the shares owned by such stockholder shall be redeemed at the net asset value thereof as of such date, provided no shares of any stockholder shall be redeemed pursuant to such notice if such stockholder delivers to the Corporation, on a timely basis, the required stockholder identification information. The delivery and contents of any written notice sent by the Corporation pursuant to this paragraph shall conform to any applicable requirements of the General Corporation Law of the State of Maryland.


06/08/09
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RESOLVED, that the Board of the Philadelphia Fund hereby approves the proposed amendment to Section 42(b) of the Fund's By-Laws, as discussed at this Meeting, whereby the following provisions:

The board of directors, from time to time, by resolution, may direct that written notice shall be sent to all stockholders owning shares of aggregate net asset value of $500 or less, stating that as of a date not less than 90 days from the date of such notice all of the shares owned by such stockholder shall be redeemed at the net asset value thereof as of such date provided: (i) no shares of any stockholder shall be redeemed pursuant to such notice if such stockholder delivers to the Corporation, on a timely basis, a duly executed written objection or (ii) as of the proposed date of redemption, the shares owned by such stockholder have an aggregate value exceeding $500. The delivery and contents of any written notice sent by the Corporation pursuant to this paragraph shall conform to the applicable requirements of the Investment Company Act of 1940 and the General Corporation Law of the state of Maryland.

and will be amended to state the following:

The Fund reserves the right, after sending shareholders at least sixty (60) days' prior written notice, to redeem the shares held by any shareholder if the shareholder's account has been inactive for a period of six (6) months preceding the notice of redemption and the total value of the holder's shares does not exceed $500 as of the proposed redemption date. An account will be considered inactive if no new purchases have been made (excluding shares purchased through the reinvestment of dividends and capital gains) within the specified time period. Any redemptions by the Fund pursuant to this procedure will be at the net asset value of the shares calculated as of the close of the New York Stock Exchange on the stated redemption date and a check for the redemption proceeds will be sent to the shareholder not more than seven (7) days later. The delivery and contents of any written notice sent by the Corporation pursuant to this paragraph shall conform to the applicable requirements of the Investment Company Act of 1940 and the General Corporation Law of the state of Maryland.

WHEREAS, Section 55 of the By-Laws of the Philadelphia Fund provides that the By-Laws, except Section 18 thereof, may be amended by a majority vote of the Board of the Philadelphia Fund;

NOW, THEREFORE, BE IT

RESOLVED, that the amendments to the By-Laws, previously approved at the April Meeting, are hereby rescinded; and

FURTHER RESOLVED, that the Board of the Philadelphia Fund hereby approves the following amendment of the Fund's By-Laws, for the purposes discussed at this
Meeting:

The board of directors, from time to time, by resolution, may direct that written notice shall be sent to all stockholders for which the following stockholder identification information is lacking:

If the stockholder is a U.S. citizen or a corporation, partnership, trust, or other entity established and organized in the United States-a taxpayer identification number, date of birth, and current residential address.

If the stockholder is not a U.S. citizen or a corporation, partnership, trust, or other entity established and organized in the United States-

   (1) a non-U.S. taxpayer identification number and issuing country;
   (2) date of birth;
   (3) current residential address;
   (4) a description of employment or retirement status;
   (5) a passport or other government-issued photo identification evidencing the nationality, residence, and date of birth of the stockholder.
   (6) other information that may be necessary to verify identity and source of investment funds.

Such notice shall state that, as of a date not less than thirty (30) days from the date of such notice, all of the shares owned by such stockholder shall be redeemed at the net asset value thereof as of such date, provided no shares of any stockholder shall be redeemed pursuant to such notice if such stockholder delivers to the Corporation, on a timely basis, the required stockholder identification information. The delivery and contents of any written notice sent by the Corporation pursuant to this paragraph shall conform to any applicable requirements of the General Corporation Law of the State of Maryland; and

FURTHER RESOLVED, that the Board of the Philadelphia Fund hereby authorizes the proper officers of the Fund to send a notice to shareholders, as specified in the above By-Laws' amendment, for accounts where the necessary stockholder identification information is lacking prior to the execution of the proposed reorganization into the WHG Fund.


09/03/09
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WHEREAS, in order to enhance the effectiveness and efficiency of the solicitation of shareholders for the Special Shareholder Meeting, and to reduce the costs of solicitation, management has proposed amending the By-Laws to permit Internet and telephonic voting by shareholders;

NOW, THEREFOR BE IT:

RESOLVED, that the Philadelphia Fund Board hereby approves the proposed amendment of Section 13 of the Philadelphia Fund's By-Laws, whereby the following first sentence of Section 13 will be removed:

At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by written proxy subscribed by such stockholder and bearing a date not more than eleven months prior to said meeting, unless said proxy provides for a longer period, and the first sentence of Section 13 will be replaced to state the following:

At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy bearing a date not more than eleven months prior to said meeting, unless said proxy provides for a longer period. Each stockholder may authorize another person or persons to act for him or her as proxy by (i) signing a writing authorizing the other person to act as proxy in the manner permitted by Maryland law, or (ii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to (a) the person authorized to act as proxy, or (b) any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means; and it is

FURTHER RESOLVED, that the proper officers of the Philadelphia Fund be, and each of them hereby is, authorized and directed to take all such other action as is necessary to implement the amendment to the By-Laws approved by this Unanimous Consent.